EXHIBIT 10.7


                    COOPERATION AND SERVICE SUPPLY AGREEMENT

                                 BY AND BETWEEN

NORFIN S.P.A., with headquarters in Milan, Via Bistolfi, 35, capital stock 37,500,000,000 lire, registered in the Corporate Register with C.C.I.A.A., Milan, as no. 203816, in the person of its President Mr. Mauro Saponelli (company hereinafter NORFIN for the sake of brevity)

                                      AND

DE NORA FUEL CELLS S.P.A., with headquarters in Milan, registered in the Corporate Register with CCIAA, Milan, as no. 208344/1999, in the person of its President Dr. Michele Tettamanti (company hereinafter DNFC for the sake of brevity)

                                    WHEREAS

     - NORFIN is the "ORONZIO DE NORA group holding company" and engages in business of a financial nature, of coordinating its direct and indirect subsidiaries;
     -    DNFC's purpose is research and marketing in the field of fuel cells;
     - It is in the common interest of the group companies to centralize certain services and/or to make use of some of them with the purpose of benefiting highly qualified professionals and adequate structures in direct and flexible ways;
     - With regard to DNFC's organizational system and control in the developmental phase, NORFIN will be involved directly in the drafting of medium- and long-term operating plans, researching and preparing administration and accounting packages, implementing the EDP system, starting up an adequate management control system, and through its own top management, also in their capacity as DNFC Manager, negotiations with Italian and foreign companies with the aim of developing joint research projects, to enhance the value of DNFC products currently in the experimental phase, and identifying possible strategic partners with which to start larger scale projects.

                            WHEREAS ALL OF THE ABOVE

The parties agree and stipulate as follows:

1) PREAMBLE

The preamble is an integral part of this agreement.


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2) OBJECTIVE

-NORFIN offers to DNFC which, as represented, accepts, the supply of the following corporate assistance and cooperation services in economic, accounting, finance, organization, and management in general, commercial, tax, legal, and precisely

ASSISTANCE ACTIVITIES

     (1) in the statistical analysis and processing of budgets and final balances;
     (2) in financial matters concerning the use of cash (liquidity) or obtaining funds, both in national and foreign currency, and the currency management involved in futures and spot receipts and payments;
     (3) in negotiations with Italian and foreign companies to develop strategic projects as per the preamble;
     (4) in organizing, training, labor relations, selecting human resources, analyzing the function of structures and defining proposals for intervention;
     (5) in the negotiating phase, negotiating and stipulating business contracts, in particular the financial, insurance and financing aspects thereof;
     (6)  in tax matters concerning correct application of current laws;
     (7)  in corporate matters with special attention to legal compliance;
     (8) in accounting operations and procedures, in the processing and study of accounting and administrative data;

TERMS
For supplying the referenced services, DNFC pledges to supply NORFIN with the technical information, to transfer data and experience, and the technical and documentary information necessary or useful for NORFIN to conduct the activity.

3) SPECIALIZED PERSONNEL

In performing its assistance activity, where it becomes necessary or also at DNFC's request, NORFIN may send its own specialized personnel to perform individual services.

As required, this personnel, together with DNFC executives, may engage in dealings with authorities, companies and credit institutions, and take part in negotiations for contractual, economic, and financial conditions.

To perform the assistance service, where necessary or on DNFC's request, NORFIN may also use outside professionals, billing DNFC for the cost thereof.


                                       2
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The personnel used by NORFIN to perform individual services shall act in compliance with the needs and objectives pursued by DNFC, exercising technical and professional discretion, without obligation of subordination.

4) TERM

This agreement nullifies and replaces any previous agreements between the parties.

This agreement shall take effect on 1/1/00 and shall end on 12/31/00. At expiration, it will be considered automatically renewed for an additional period of one year, and so forth, unless prior notice of 60 days is given by registered letter.

5) COMPENSATION

As compensation for the services as per point 2, DNFC shall pay to NORFIN the considerations specified in the attached table "A," quarterly, deferred, against submission of invoice by direct delivery; this table shall be updated by NORFIN periodically based on changes in its personnel engaged in providing assistance to DNFC.

Every other tax burden/charge shall be borne exclusively by DNFC.
NORFIN shall be reimbursed for any transfers of NORFIN personnel made by DNFC using the same rates and procedures as above; to the thus-determined considerations will be added any out-of-pocket expenses incurred
(transportation, room and board), upon submission to and approval by DNFC of the relative expense documents.

6) TERMINATION

This contract may be terminated by both parties within the limits established by law by 60 days advance notice in writing.

7) COSTS

The costs of this contract, attached and consequential, are to be borne exclusively by DNFC.


Milan, January 10, 2000




NORFIN S.P.A.                                          DE NORA FUEL CELLS S.P.A.


/s/ Mauro Saponelli                                    /s/ Michele Tettamanti
----------------------                                 -------------------------
    Mauro Saponelli                                        Michele Tettamanti


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Attachment "A"

                                  COMPENSATION


TOP MANAGEMENT PERSONNEL                                3,000,000 lire/day
--------------------------
(Saponelli)

MANAGEMENT PERSONNEL                                    1,500,000 lire/day
--------------------------
(Ferrari)

SPECIALIZED PERSONNEL                                   1,000,000 lire/day
--------------------------
(Fazzoletti)

QUALIFIED PERSONNEL                                  Lire 600,000 lire/day
--------------------------
(other NORFIN personnel)


Milan, January 10, 2000


NORFIN S.P.A.                                         DE NORA FUEL CELLS S.P.A.


/s/ Mauro Saponelli                                   /s/ Michele Tettamanti
----------------------                                --------------------------
    Mauro Saponelli                                       Michele Tettamanti

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